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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

                  AGREEMENT by and between LEXENT INC., a Delaware corporation (the "Company"), and ALF T. HANSEN (the "Executive"), dated as of the 9th day of January, 2000.

         1.  Employment Period.

         (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, pursuant to the terms and conditions set forth in this Agreement, for the period commencing February 1, 2000 (the "Commencement Date") and ending on the third anniversary of the Commencement Date, unless the Executive's employment terminates earlier pursuant to Section 4 of this Agreement (the "Employment Period").

         (b) The Contract shall be automatically extended for successive one year periods unless either party gives one hundred and twenty (120) days advance written notice prior to the end of the original Employment Period or any extension thereof.

         2.  Position and Duties.

         (a) During the Employment Period, the Executive shall be employed as the President and Chief Executive Officer ("CEO") of the Company. In addition, the Executive shall be nominated to the Board of Directors of the Company. The Executive shall have such powers and perform such duties as are customary for a CEO at the Company and from the Commencement Date shall report solely to the Chairman and the Board of Directors. Executive's job description is attached hereto as Exhibit A together with a list of employees who will report to Executive.

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         (b) During the Employment Period, and excluding any periods of vacation, holiday, personal leave and sick leave to which the Executive is entitled, the Executive shall devote the Executive's full business time, attention and ability to the business and affairs of the Company and shall use the Executive"s best efforts to carry out the Executive"s responsibilities faithfully and efficiently in a professional manner. It shall not be considered a violation of the foregoing for the Executive to (a) serve on corporate or civic boards approved in writing by the Company (which approval shall not be unreasonably withheld) or on charitable boards or committees (b) deliver lectures or fulfill speaking engagements and (c) manage personal investments, so long as the activities referred to in clauses (a) through (c) above do not substantially interfere with the performance of the Executive's responsibilities as CEO of the Company in accordance with this Agreement.

         (c) The Executive's primary office shall be located in New York; provided, that the Executive's primary office may be relocated in connection with the relocation of the Company's headquarters within Connecticut, New Jersey, or New York, subject to reimbursement for all of Executive's reasonable expenses in connection with any move he is required to make. In addition, the Executive shall be reimbursed for all reasonable moving expenses, approved in writing, in connection with any relocation from New Jersey to New York. Unless and until Executive relocates the Company shall provide at its expense suitable living accommodations in Manhattan and shall reimburse Executive for meals and related expenses.

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         3.  Compensation.

         (a) Base Salary. During the first year of the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $300,000, payable pursuant to the Company's normal payroll practices. Effective as of the first anniversary date of Employment and each succeeding anniversary date, the Annual Base Salary then in effect shall be reviewed by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee") and increased (but not decreased) in its sole discretion based upon the performance of the Executive and the Company and the base salary (and raises) paid by comparable companies to the CEO (the "peer executives"). In any event Executive"s base salary shall be increased as of any anniversary date by a minimum of 5% per annum.

         (b) Annual Bonus. For each fiscal year or part thereof of the Company during the Employment Period, if the target performance goals communicated in writing by the Chairman to the Executive for the Company's fiscal year are met, the Executive's annual target bonus shall be equal to 100% of the Annual Base Salary paid during such fiscal year (the "Target Bonus") and shall be reduced and increased in accordance with an appropriate payout curve (established annually by the Compensation Committee after consultation with the Executive) if such target performance goals are not met or are exceeded. After the first full fiscal year of the Company during the Employment Period, the Executive's Target Bonus shall be reviewed and set by the Compensation Committee in light of performance goals determined in good faith by the Compensation Committee, communicated in writing by the Committee to the Executive and in accordance with the principals set forth in Section 3 (a) above for salary increases.

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         The Executive shall receive on the Commencement Date a sign on bonus of
$300,000. This bonus shall be returned to the Company on a ratable basis if the Executive's employment is terminated by him without Good Reason, or by the Company for Cause as those latter terms are hereinafter defined, within the first twelve (12) months of the Employment Term.

         (c) Benefit Plans. The Executive shall be treated in the same manner as, and shall be entitled to such benefits and other perquisites and terms and conditions of employment no less favorable than those provided to the peer senior executives as determined by the Compensation Committee.

         (d) Long-Term Incentives.

             (i) The Executive shall receive an initial grant of a Company stock option to purchase 830,000 shares of Company common stock, subject to Rule 144 of the Securities and Exchange Act, as amended (the "Act") on the Commencement Date ("Initial Option Grant"). The exercise price shall be equal to $10.00 per share. Such Initial Option Grant shall vest as follows:

             A. 315,416 shares of such grant shall vest immediately,

             B. The remaining shares of such grant shall vest 21,441 shares per month for 24 months commencing on the month coterminous with the first anniversary of the Commencement Date.


             (ii) On the first and second anniversaries of the Commencement Date, the Company shall make additional option grants commensurate with that of the other peer senior executives as determined by the Compensation Committee ("Additional Option Grants"), provided, however, that each such grant shall be for not less than 200,000 shares if the Fair

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Market Value of the Company's common stock is then less than $30 per share
(adjusted equitably for stock splits, combinations and the like), shall be restricted by Rule 144 of the Act, and shall be at a purchase price equal to the then Fair Market Value of the Company's common stock on the date of grant. Such Additional Option Grants shall vest in the same time manner as provided above for the Initial Option Grant unless the Compensation Committee shall provide a shorter vesting period.

         Each grant of stock options shall be designated as incentive stock options to the maximum extent permitted by the Internal Revenue Code of 1986, as amended, and the Company's 1998 Stock Option Plan, as amended, and the remainder shall be designated as non-qualified stock option.

         For purposes of this Agreement, "Fair Market Value" means as of any date the value of the Common Stock determined as follows:

             A. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the average of the opening and closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of grant of the particular Additional Option Grants and as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable;

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             B. If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of grant of the particular Additional Option Grants and as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable; or

             C. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Compensation Committee, based upon the advice of a neutral appraiser if the Executive so requests.

         (e) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties under this Agreement in accordance with the policies of the Company, provided that the Executive complies with the policies of the Company for submission of expense reports, receipts, or similar documentation of such expenses as promulgated from time to time by the Company.

         (f) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation equal to that of peer senior executives as set by the Compensation Committee from time to time but in no event less than five (5) weeks.

         4. Termination of Employment.

         (a) Death or Disability. The Executive"s employment shall terminate automatically upon the Executive"s death during the Employment Period. The Executive"s

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employment under this Agreement shall terminate for "Disability" if, during the Employment Term Executive, in the reasonable and good faith judgment of the Compensation Committee, has failed to perform all his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months.

         (b) By the Company. The Company may terminate the Executive"s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean the Executive's (i) conviction of or plea of nolo contendere to a felony; (ii) willful misconduct that is materially injurious to the Company; (iii) failure to undertake communicated directives on material business matters despite written instruction to do so by the Board of Directors or the Chairman of the Company; or (iv) any willful material breach of this Agreement which has resulted in material injury to the Company.

         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (a) no less than ten (10) days prior written notice to the Executive setting forth the reasons for the Company"s intention to terminate for Cause, (b) an opportunity for the Executive to be heard (together with comments of counsel) before the Board of Directors of the Company and (c) delivery to the Executive of a notice of termination from the Board of Directors of the Company stating its opinion that the Executive was guilty of the conduct set forth above and specifying the particulars thereof.

         (c) Good Reason. The Executive may terminate employment for Good Reason. "Good Reason" means, without the Executive's written consent: (i) a material adverse change in the Executive's title or the assignment of duties to the Executive materially and

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adversely inconsistent with the Executive's position; (ii) any material failure by the Company to comply with Section 3 or other material provisions of this Agreement; or (iii) any requirement by the Company that the Executive's primary office location be other than in the states of New York, New Jersey, or Connecticut. In the event the Executive determines that Good Reason exists, the Executive must notify the Company of such determination in writing, within sixty
(60) days following the Executive's actual knowledge of the event which the Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under this Agreement. Following receipt of such notice, if the Company remedies such event within twenty (20) days following notice, the Executive may not terminate employment for Good Reason as a result of such event.

         (d) Executive Management Stockholder Block. The Executive may terminate employment because the Company, solely due to an Executive Management Stockholder Block, fails to consummate an initial public offering of its common stock within one (1) year of the Commencement Date.

         For purposes of this Agreement, an "Executive Management Stockholder Block" means the decision by the Company"s Executive Management Stockholders (as that term is defined in the Stockholders Agreement, dated as of July 23, 1998, among the Company and the stockholders party thereto, as the same may be amended or modified from time to time) to not consent to an initial public offering by the Company of its Common Stock; provided, however, that an Executive Management Stockholder Block shall not be deemed to have occurred if a decision or action by the Board of Directors or the holders of the Company"s Series A

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Convertible Preferred Stock, $.001 par value, prevents the consummation of such an initial public offering.

         (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company or by the Executive (other than for death or Disability), the tenth (10th) day after the mailing of the Notice of Termination or any later date specified therein, or (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the date of the determination of Disability as set forth heretofore, as the case may be.

         5. Obligations of the Company upon Termination.

         (a) Other Than for Cause, Death or Disability, Good Reason or Executive Management Stockholder Block. If, during the Employment Period, the Company terminates the Executive"s employment, other than for Cause, death or Disability, or if the Executive terminates employment for Good Reason:

             (i) the Company shall pay the Executive, in one lump cash sum the sum of 100% of the Executive"s Annual Base Salary;

             ii) within thirty (30) days following the Date of Termination, the Company shall pay the Executive his Annual Base Salary through the Date of Termination, or any earned bonus to the extent not yet paid;


             iii) at the time annual bonuses for the fiscal year in which the Date of Termination occurs are paid, the Company shall pay the Executive a pro rata annual bonus based upon actual performance under the annual bonus plan for such fiscal year, to the extent not otherwise paid;

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             iv) any unvested Company stock options or other stock grants held by the Executive as of the Date of Termination will vest as if Executive had remained employed by the Company;

             v) to the extent vested and exercisable, any Company stock option will remain exercisable in accordance with their original term;

             vi) the Executive shall continue to receive employee benefits for a period of six (6) months following the Date of Termination and the Executive"s eligible dependents will continue to be eligible to participate in the Company"s medical dental, life and other welfare insurance plans (subject to the Executive continuing to make any required contributions to such plans) for a period of six
(6) months following the Date of Termination (or the Company shall provide equivalent benefits for such period); provided, that such continued benefits shall cease upon the Executive becoming eligible for comparable benefits from a subsequent employer; and

             vii) other benefits, if applicable, shall be paid to the Executive in accordance with applicable plans and programs of the Company.

         (b) Death or Disability. If the Executive"s employment is terminated by reason of the Executive"s death or Disability during the Employment Period:

             (i) the Company shall pay the Executive (or the Executive"s survivors, if applicable) the Executive"s Annual Base Salary through the Date of Termination, to the extent not yet paid; and

             (ii) all Company stock options and stock awards will vest, and such stock options shall remain exercisable until the original term of the stock option.

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         (c) Cause; Other than Good Reason. If the Executive"s employment is terminated by the Company for Cause during the Employment Period or the Executive terminates employment during the Employment Period (other than for Good Reason), the Company shall pay to the Executive the Executive's Annual Base Salary through the Date of Termination and any earned bonus to the extent not yet paid, and any vested Company stock options will remain exercisable in accordance with the original term of the stock option. The Company shall have no further obligations under this Agreement.

         (d) Executive Management Stockholder Block. In the event that the Executive's employment is terminated by the Executive pursuant to clause (d) of
Section 4 above during the ninety (90) day period following the date of such Executive Management Stockholder Block, then:


             i) the Company shall pay the Executive the sum of 100% of the Executive's Annual Base Salary in twelve equal monthly installments; and

             ii) all Company stock options and stock awards will vest and such stock options shall remain exercisable until the original term of the stock option.

         6. Change of Control. If there is a Change of Control of the Company (as defined below) all unvested stock options or stock awards shall become 100% vested. In addition, the Executive may elect within six (6) months following such Change of Control to terminate his employment and such termination shall be treated as a termination for Good Reason and the Executive shall receive the benefits provided in Section 5 (a) above for such Termination. As used hereinafter, "Change of Control" means the occurrence of any of the following:
(i) the Company consolidates with or merges with or into another person pursuant to the transaction in

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which the outstanding securities of the Company are converted into or exchanged for cash or other property or for securities possessing less than 50% of the voting power of the outstanding securities of the person surviving such merger or consolidation; (ii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; or
(iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14
(d) of the Act), other than the holders of the securities of the Company as of the date hereof shall, by virtue of ownership of securities or by agreement or otherwise, be entitled to elect a majority of the directors of the Company.

         7. Right to Purchase Shares. During the first 90 days of the Employment Period the Executive shall have the right to purchase common shares of the Company up to a maximum of 215,000 shares at the fair market value of the common stock, which the Compensation Committee has determined is $10.00 as of the date of this Agreement. The Executive shall pay for any such purchase in cash. The Executive agrees to make such representations and agree to such restrictions on transfer of such shares as the Company may reasonably request to ensure compliance with all applicable securities laws or agreements with equity investors.

         8. Right to Require Purchase. If for any reason the Company is not a public company, after the Executive"s employment ends the Executive, in his sole discretion, may require the Company to purchase the stock acquired by the Executive in accordance with Sections 3, 4 or Section 7 hereof at its fair market value as determined by an independent appraiser selected by the parties; provided, however, that if at the time the Company is required to purchase stock pursuant to this Section 8, the Board determines in good faith that purchasing the shares for cash would be

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a material financial hardship for the Company, the Company may pay for the stock over three years with interest accruing on any unpaid amounts at the prime rate of a national bank selected by the Compensation Committee.

         9. Non-Competition. The Executive hereby agrees that for a period of three (3) years after the date hereof, such Executive will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except of not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter market) or investor in any other corporation or entity, or as a consultant, advisor, or independent contractor to any such partnership, corporation or entity, or in any other capacity, directly, indirectly or beneficially, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, any person, partnership, corporation, or entity which is in competition with the business as conducted by the Company on the date hereof.

         10. Confidential Information. The Executive agrees that he will not at any time during or after the Executive's employment with the Company for any reason, directly or indirectly, disclose to any person any confidential information of the Company, other than information that is already known to the public, except as may be required in the ordinary course of business of the Company or as may be required by law. Promptly upon the termination of this Agreement for any reason, the Executive agrees to return to the Company any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether

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electronic or otherwise) embodying any confidential information of the Company which are in the possession or control of the Executive.

         11. Intangible Assets and Non-Solicitation.

         (a) The Executive shall not at any time have or claim any right, title or interest in any trade name, trademark, copyright, or other similar rights belonging to or used by the Company and shall not have or claim any rights, title or interest in any material or matter of any sort prepared for or used in connection with the business of the Company or promotion of the Company, whether produced, prepared or published in whole or in part by the Executive.

         (b) Hire or attempt to hire for employment any person who is employed by the Company or attempt to influence any such person to terminate employment with the Company, except to the extent the Executive is acting on behalf of the Company in good faith; provided, however, that nothing herein shall prohibit the Executive from general advertising for personnel not specifically targeting any employee or other personnel of the Company.

         12. Release. Effective upon the Date of Termination pursuant to the provisions of Sections 4(a), (b), (c) or (d) of this Agreement in consideration of the payments to be made to the Executive pursuant to Sections 5(a), (b), (c) or (d) of this Agreement and as a condition to the payment thereof, the Executive acknowledges that all such payments, if made in accordance with the terms of this Agreement shall constitute complete satisfaction of all obligations owed by the Company to the Executive and shall further constitute the Executive"s sole remedy against the Company.

         13. Arbitration. Any dispute, controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) or, Executive"s employment with the Company

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or termination thereof, shall be referred for arbitration in the State of New
York to a neutral arbitrator selected by the Executive and the Company and this shall be the exclusive and sole means for resolving such dispute. The arbitration proceeding shall be governed by the Employment Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) and shall be governed by the rule of law. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to compel arbitration or enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible. The arbitrator may require any form of discovery (e.g., depositions) in making his decision. In connection with any arbitration, the Company will reimburse the Executive for all reasonable attorneys' fees and disbursements as incurred in connection therewith following the receipt of invoices for such fees and disbursements. If the Company prevails on all substantial claims in the dispute submitted for arbitration then the Executive will reimburse the Company for such legal fees. The arbitrator may determine and may award costs and attorneys' fees as part of his decision.

         14. Assignment; Successors.

         (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and administrators.

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         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company, or by law as a result of a merger or consolidation. In the event of such assignment a failure by the successor to specifically assume in writing, delivered to the Executive, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement.




         (c) The Company shall require any successor or assignee to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place.

         15. Indemnification. In addition to any rights to indemnification to which Executive is entitled to under the Corporation's Articles of Incorporation and Bylaws, Company shall indemnify Executive at all times during and after the term of this Agreement to the maximum extent permitted under Delaware Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Executive's expenses in defending any civil action suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws for Executive's action or inaction on behalf of the Company under the terms of this Agreement. In connection herewith, if the Company has or obtains directors or officers insurance, so-called, Executive shall be covered by such policy to the same extent as the peer senior executives.

         16. Miscellaneous.

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         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law rules.

         (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (c) This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (d) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Alf T. Hansen
     1 Greenbrier Court
     Skillman, New Jersey 08558


     If to the Company:
     Lexent Inc.
     Three New York Plaza, 11th Floor
     New York, New York 10003
     Attention: Chairman

or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee or three (3) days after the initiation of delivery.

         (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such

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provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (f) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         (g) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

         (h) Except as provided herein, the Executive and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the Executive and the Company concerning the subject matter hereof.

         (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

         (j) The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

         (k) If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         (l) If any excise tax is imposed upon the Executive under the Internal Revenue

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Code by reason of payments or vesting made on a Change of Control the
Company shall gross up the payments to make the Executive whole for such excise tax.

         (m) The Company shall reimburse Executive for all reasonable fees and expenses of Executive's attorneys and accountants incurred in connection with the negotiation and preparation of this Agreement.

         (n) The Executive affirms and represents to the best of his knowledge and belief that as of the commencement of his employment by the Company on the Commencement Date, he will be under no obligation to any former employer or other party which imposes any restriction upon, the Executive's acceptance of the employment hereunder with the Company, the employment of the Executive by the Company, or the Executive's undertakings under this Agreement.

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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          LEXENT INC.



                                          By /s/ Hugh O'Kane, Jr.
                                             -------------------------------
                                                 Hugh O'Kane, Jr.
                                                 Chairman





                                          By /s/ Alf T. Hansen
                                             -------------------------------
                                                 Alf T. Hansen
                                                 CEO and President


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